UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 30, 2006
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3 Westbrook Corporate Center, Suite 900 Westchester, IL 60154
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 236-6600
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7 01 Regulation FD Disclosure
Item 9 01 Financial Statements and Exhibits
SIGNATURE
Press Release dated August 30, 2006

Item 7.01 Regulation FD Disclosure.
On August 30, 2006, Andrew Corporation (the “Company”), announced that it has repurchased 2.4 million shares of common stock at an average price of $9.10, including commissions and fees, during the last three weeks. Total shares repurchased under the company’s previously authorized share repurchase program represent approximately 1.5% of the 159.7 million shares outstanding at June 30, 2006. Following the recent open market transactions, the company has 7.4 million shares remaining available for repurchase under its share repurchase program. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

99.1	Press release dated August 30, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: August 30, 2006	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer